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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                                 Amendment No. 2

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 16, 2000

                            U.S. WIRELESS DATA, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State of Other Jurisdiction of Incorporation)

                                     0-22848
                            (Commission File Number)

                                   84-1178691
                      (I.R.S. Employer Identification No.)

                              750 Lexington Avenue
                            New York, New York 10022
                         (Address of principal executive
                           offices including zip code)

                                 (212) 750-7766
                         (Registrant's telephone number,
                              including area code)

          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.

         This Amendment No. 2 hereby amends information contained in Item 7 of Amendment No. 1 to the Current Report on Form 8-K filed by U.S. Wireless Data, Inc. with the Securities and Exchange Commission on November 30, 2000 relating to its acquisition of substantially all of the assets of CellGate Technologies LLC on November 16, 2000.

         On November 16, 2000, U.S. Wireless Data, Inc. (the "Company") acquired substantially all of the assets, subject to certain liabilities, of CellGate Technologies LLC, a Delaware limited liability company ("CellGate"), pursuant to that certain Asset Purchase Agreement dated October 30, 2000 by and between the Company and CellGate (the "Agreement"). CellGate is the leading manufacturer of integrated wireless IP (Internet Protocol) modem adapters and a provider of wireless IP services for transaction processing. The modem adapters offer a cost-efficient means for merchants to convert their credit card terminals from


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landline to wireless data transmission and the contemplated acquisition is designed to accelerate the Company's expansion into the fixed wireless market. The assets that were acquired include an exclusive (except as to AT&T Wireless and its affiliates) license to the AT&T Wireless technology that makes the conversion from landline to wireless transaction possible for traditional dial-up point of sale terminals and other dial-up devices. The Company intends to use CellGate's assets for the same purposes as previously utilized.

         The acquisition was made for One Million Dollars ($1,000,000) and Five Hundred Sixty-Two Thousand Five Hundred (562,500) shares of the Company's Common Stock. The Company has agreed, subject to certain conditions, to pay additional consideration to CellGate, if the average Closing Price (as defined in the Agreement) of the Company's Common Stock for the Twenty (20) consecutive trading days ending with the trading day immediately preceding the one-year anniversary of the closing date is less than $16.00 per share as adjusted for any stock splits, stock dividends or similar events. Such additional consideration shall be an amount equal to: (i) the number of the shares which have not previously been sold or transferred, subject to certain exceptions, multiplied by (ii) the amount, if any, not to exceed $10.00, by which such average Closing Price (as defined in the "Agreement") is less than $16.00. No less than 50% of such amount shall be paid in cash, and the balance shall be paid, at the Company's option, in cash or shares of Common Stock having a value, based on such average Closing Price provided that such average Closing Price for such purposes shall not be less than $6.00 per share, the option, prior to the anniversary of the closing. The Company is not required to pay the additional consideration as to any shares remaining with CellGate and its members if, (i) for a period of at least Twenty
(20) consecutive trading days the average price of the Common Stock is at least $16.00 per share, (ii) the average weekly trading volume for such period is at least 140,000 shares, and (iii) the shares issued to CellGate are registered for resale under the Securities Act of 1933 and are free of the lock-up (as described in Section 2.02 of the Agreement), to purchase all or a portion of the remaining shares at a price of $32.00 per share, payable in cash.

         The Company considered, among other things, the value of the above-mentioned exclusive license as well as the potential additional revenue generated from CellGate's customer contracts in determining the consideration furnished for CellGate's assets.

Item 7. Financial Statements, Pro forma Financial Information and Exhibits.

         (a) Financial statements of business acquired.

             Included in this filing are the audited Balance Sheet as of September 30, 2000 and the Statement of Operations, Statement of Cash Flows and the Statement of Changes in Member's Capital for the acquired company, Cellgate Technologies LLC, for the 12 month period ended December 31, 1998 and December 31, 1999. In addition, included are the unaudited Balance Sheet as of September 30, 2000 and the Statement of Operations, Statement of Cash Flows and the Statement of Changes in Member's Capital for the nine (9) month period ended September 30, 2000 of Cellgate Technologies LLC.

         (b) Pro forma financial information.

             Included in this filing are the unaudited Pro Forma Condensed Financial Statements giving effect to the purchase of certain net assets of Cellgate Technologies LLC by U.S. Wireless Data, Inc. These pro forma condensed financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited Pro Forma Financial Statements are represented by the Condensed Balance Sheet as of September 30, 2000 and for the nine (9) month period ended September 30, 2000 and the Statement of Operations for the twelve
             (12) month period ended June 30, 2000 and for the three (3) month period ended September 30, 2000.


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         (c) Exhibits

        *99.1    Press Release dated as of October 31, 2000.

         99.2    Financial Statements listed in Item 7(a) above.

         99.3    Pro forma Financial Statements listed in Item 7(b) above.
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         *previously filed



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                 U.S. WIRELESS DATA, INC.
                                      (Registrant)


Dated  January 30, 2001         By: /s/ Dean M. Leavitt
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                                     Name: Dean M. Leavitt
                                     Title: Chairman & Chief Executive Officer